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                                                                       EXHIBIT 5

                    [LETTERHEAD OF RELIASTAR FINANCIAL CORP.]

June 27, 2000


ING Groep N.V.
ING America Insurance Holdings, Inc.
SHP Acquisition Corp.
5780 Powers Ferry Road, NW
Atlanta, Georgia 30327-4390
Attn: Michael W. Cunningham


         Re: Amendment No. 1 to Merger Agreement and Stock Option Agreement of April 30, 2000

Dear Ladies and Gentlemen:

         Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated April 30, 2000 (the "Merger Agreement"), among Reliastar Financial Corp. ("Reliastar"), ING Groep N.V. ("ING Groep"), ING America Insurance Holdings, Inc. ("ING America") and SHP Acquisition Corp. ("Merger Sub") and (ii) that certain Stock Option Agreement, dated April 30, 2000 ("Stock Option Agreement"), between Reliastar and ING America.

         1. Reliastar, ING Groep, ING America and Merger Sub hereby agree to amend the Merger Agreement by replacing the phrase "one hundred and forty million dollars ($140,000,000)" appearing in the first sentence of Section 8.5(b) of the Merger Agreement with the phrase "one hundred and twenty million dollars ($120,000,000)".

         2. Reliastar and ING America hereby agree to amend the Stock Option Agreement by replacing the number "$150 million" appearing in Section 20(a) of the Stock Option Agreement with the number "$130 million".

         This Letter Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Letter Agreement shall be governed by the law of the State of Delaware without regard to the conflict of law principles thereof.

         If you agree with the matters set forth above, please indicate your agreement by signing below.

                                             Sincerely yours,

                                             RELIASTAR FINANCIAL CORP.

                                             By: /s/ Richard R. Crowl
                                                ---------------------------
                                             Richard R. Crowl
                                             Senior Vice President, General
                                             Counsel and Secretary


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AGREED AND ACCEPTED:

ING GROEP N.V.
(other than with respect to Paragraph 2 above)

By: /s/ B. Scott Burton
    --------------------------------------------------
    Name:  B. Scott Burton
    Title: Power of Attorney/Attorney-in-Fact

ING AMERCIA INSURANCE HOLDINGS, INC.


By: /s/ B. Scott Burton
    --------------------------------------------------
    Name:  B. Scott Burton
    Title: Assistant Secretary/Attorney-in-Fact

SHP ACQUISITION CORP.
(other than with respect to Paragraph 2 above)

By: /s/ B. Scott Burton
    --------------------------------------------------
    Name: B. Scott Burton
    Title:  Vice President